UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) and Salix Pharmaceuticals, Inc. (NASDAQ:SLXP) have been informed by the U.S. Food and Drug Administration that the Anesthetic and Analgesic Drug Products Advisory Committee (AADPAC) meeting proposed to occur on March 10-11, 2014 has been postponed to a date in the near future. The FDA informed the companies that the postponement is due to substantial scheduling conflicts. The FDA also informed the companies that it will inform the companies as soon as new dates have been secured. The FDA's action to convene an Advisory Committee to address questions surrounding the class of mu opioid antagonists being developed for opioid induced constipation was taken following a formal appeal by Salix, Progenics' collaborator, of the complete response action taken by the FDA on July 27, 2012 regarding the RELISTOR® sNDA for opioid induced constipation in patients taking opioids who suffer from chronic pain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President, Finance & Treasurer
(Principal Financial and Accounting Officer)

Date: February 6, 2014